EXHIBIT 22


PEOPLES BANCORP INC.
FORM 10-K FOR YEAR ENDED DECEMBER 31, 1993



SUBSIDIARIES OF PEOPLES BANCORP INC.


The following are the only subsidiaries of Peoples Bancorp Inc.:


NAME OF SUBSIDIARY                              JURISDICTION OF INCORPORATION

The Peoples Banking and Trust Company           Ohio

The First National Bank of Southeastern Ohio    United States

The Northwest Territory Life Insurance Company  Arizona